UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2003 (April 28, 2003)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	333-37185	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On April 28,2003, National HealthCare Corporation made its first quarter earnings announcement. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: April 29, 2003

Exhibit Index

Number	Exhibit

99	Press release, dated April 28, 2003

EXHIBIT 99

For release: April 28, 2003

Contact: Gerald Coggin, V.P. Investor Relations

Phone: (615) 890-2020

NHC reports first quarter earnings up 10.9%

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC), today announced earnings for the quarter ended March 31 of $3,423,000 or 30 cents per basic share compared to $3,087,000 or 27 cents per basic share for the same period last year, an increase of 10.9%

Revenues for the quarter rose to $113,205,000 compared to $111,226,000 for the same period a year earlier, a 1.8% increase. Management estimates that the October 2002 Medicare rate cuts for skilled nursing centers and home health care services reduced our revenues by approximately $2,700,000 for the quarter ended March 31, 2003. These Medicare rate cuts were offset by Medicaid increases and by census mix improvements. Previous year net income included a $2,760,000 note receivable write-down.

NHC provides services to 78 long-term health care centers with 9,584 beds. NHC also operates 32 homecare programs, seven independent living centers and assisted living centers at 21 locations. NHC's other services include managed care specialty medical units, Alzheimer's units and a rehabilitation services company. NHC also provides accounting services for over 30 long-term healthcare centers and three assisted living centers. In order to understand in all material respects the financial condition, results of operations and cash flows of NHC, the investor must review our most recent Form 10-Q quarterly report, Form 10-K annual report and press releases which are available on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHC's best judgment as of the date of this release.

-more-

NHC reports first quarter earnings up 10.9%

Condensed Statements of Income
(in thousands, except share and per share amounts)	Three Months Ended March 31
	2003	2002
Revenues:
Net patient revenues	$101,164	$100,292
Other revenues	12,041	10,934
Net revenues	$113,205	$111,226

Costs and Expenses:
Salaries, wages and benefits	$61,402	$59,926
Other operating	32,098	29,073
Rent	10,381	10,394
Write-off of note receivable	---	2,760
Depreciation and amortization	3,055	3,005
Interest	564	926
Total costs and expenses	$107,500	$106,084

Income Before Income Taxes	5,705	5,142
Income Tax Provisions	(2,282)	(2,055)
Net Income	$3,423	$3,087

Earnings Per Share:
Basic	$.30	$.27
Diluted	$.28	$.26

Weighted average common shares
Basic	11,596,53	11,505,070
Diluted	12,058,68	11,941,902

Balance Sheet Data	March 31	December
(in thousands)	2003	2002
Cash and marketable securities	$102,391	$104,038
Current assets	170,446	164,611
Total assets	310,569	305,575
Current liabilities	114,799	114,077
Long-term obligations	38,979	40,107
Deferred lease credits	6,843	7,043
Deferred income	26,530	23,457
Stockholder's capital	122,631	120,141